Joe’s Jeans Schedules First Quarter 2009 Earnings Call

Joe’s Jeans receives letter from Nasdaq

LOS ANGELES, CALIFORNIA, April 27, 2009 – Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) announced today that it plans to hold a conference call on Thursday, April 30, 2009 at 4:30 p.m. Eastern Time with the Company’s Chief Executive Officer, Marc Crossman, and its Chief Financial Officer, Hamish Sandhu, to discuss financial results for the first quarter of fiscal 2009. Prior to the call, the Company expects to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended November 30, 2008 (“Annual Report”) and its Quarterly Report on Form 10-Q for the period ended February 28, 2009 (“Quarterly Report”).

To access the live call, please dial (800) 901-5231 (U.S.) or (617) 786-2961 (International). The conference ID number and participant passcode is 80085541 and is entitled the “Q1 2009 Joe’s Jeans Inc. Earnings Conference Call.” The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 7:30 p.m. Eastern Time on April 30, 2009 until 11:59 p.m. Eastern Time on May 6, 2009 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 19009049. In addition, the conference call will be archived for two weeks on the Company’s website at www.joesjeans.com.

In connection with its delayed Quarterly Report, on April 21, 2009, the Company received a Nasdaq Staff Determination letter stating that the Company continues to not be in compliance with its filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Quarterly Report. The Company has until May 19, 2009 to provide Nasdaq with a plan to regain compliance. If the plan is accepted, the Company will have until September 14, 2009 to regain compliance since it continues to be delinquent in its filing for its Annual Report. The Company expects to regain compliance in the allotted time frame for continued listing on Nasdaq after it files its Annual Report and Quarterly Report with the SEC on or about April 30, 2009, or as soon thereafter as practicable but there can be no assurance that it can do so.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Joe’s® brand in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company’s third party vendors could have a negative impact on the company’s reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe’s Jeans Inc.
Hamish Sandhu
323-837-3700 x 304